UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) April 20, 2022
  AUTONATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 20, 2022, AutoNation, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as set forth below.

Proposal 1
The eight director nominees were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Rick L. Burdick	51,834,117	687,910	18,574	3,318,933
David B. Edelson	51,915,783	605,970	18,848	3,318,933
Robert R. Grusky	51,634,979	884,138	21,484	3,318,933
Norman K. Jenkins	52,398,126	97,209	45,266	3,318,933
Lisa Lutoff-Perlo	51,789,583	705,325	45,693	3,318,933
Michael Manley	52,374,976	146,378	19,247	3,318,933
G. Mike Mikan	48,596,698	3,925,291	18,612	3,318,933
Jacqueline A. Travisano	50,326,111	2,193,164	21,326	3,318,933

Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
55,389,328	444,922	25,284	N/A

Proposal 3
The stockholder proposal regarding special meetings was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,546,617	50,927,739	66,245	3,318,933

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	April 25, 2022	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary